CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION
THREE MONTHS ENDED SEPTEMBER 30, 1997
(unaudited)

                                                            CERBCO, Inc.                            CERBCO, Inc.    Insituform East,
                                                            Consolidated    Eliminations         Unconsolidated     Incorporated

Sales                                                        $9,148,285                  $0                  $0       $9,148,285
                                                             ----------             -------            --------       ----------

Costs and Expenses:
  Cost of sales                                               6,370,077                   0                   0        6,370,077
  Selling, general and administrative expenses                1,539,128                   0             210,588        1,328,540
                                                             ----------             -------            --------       ----------
    Total Costs and Expenses                                  7,909,205                   0             210,588        7,698,617
                                                             ----------             -------            --------       ----------

Operating Profit                                              1,239,080                   0            (210,588)       1,449,668
Investment Income                                               245,653    (A)       (1,417)            228,616           18,454
Interest Expense                                                (32,466)   (A)        1,417                   0          (33,883)
Other Income - net                                              117,904                   0              55,277           62,627
                                                             ----------             -------             -------        ---------
Earnings Before Non-Owned Interests and
    Income Taxes                                              1,570,171                   0              73,305        1,496,866

Non-Owned Interest in Pretax Loss of
    MIDSOUTH Partners                                           157,146                   0                   0          157,146
                                                             ----------             -------             -------        ---------

Earnings Before Non-Owned Interests in
    Insituform East and Income Taxes                          1,727,317                   0              73,305        1,654,012

Provision for Income Taxes                                      655,000                   0              10,000          645,000
                                                             ----------             -------             -------        ---------

Earnings Before Non-Owned Interests in                        1,072,317                   0              63,305        1,009,012
    Insituform East

Non-Owned Interests in Earnings of
    Insituform East                                            (679,309)   (B)     (679,309)                  0                0
                                                             ----------            --------             -------       ----------

NET EARNINGS                                                   $393,008    (D)     $679,309             $63,305       $1,009,012
                                                             ==========            ========             =======       ==========

CERBCO, Inc.
CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
SEPTEMBER 30, 1997
(unaudited)

                                                            CERBCO, Inc.                            CERBCO, Inc.    Insituform East,
                                                            Consolidated      Eliminations         Unconsolidated     Incorporated

ASSETS
Current Assets:
  Cash and cash equivalents                                 $19,313,102                  $0         $17,365,549       $1,947,553
  Accounts receivable                                        10,137,924                   0               7,111       10,130,813
  Inventories                                                 1,778,248                   0                   0        1,778,248
  Prepaid and refundable taxes                                  567,715                   0                   0          567,715
  Prepaid expenses and other                                    425,326                   0                   0          425,326
                                                            -----------         -----------         -----------      -----------

TOTAL CURRENT ASSETS                                         32,222,315                   0          17,372,660       14,849,655

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                            0     (C)  (7,527,680)          7,527,680                0
  Intercompany receivables and payables                               0                   0             581,675         (581,675)

Property, Plant and Equipment - net of
  accumulated depreciation                                   11,734,692                   0              94,749       11,639,943

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                                     2,386,541     (C)   2,386,541                   0                0
  Cash surrender value of life insurance                        856,284                   0             856,284                0
  Deposits and other                                            125,489                   0              44,489           81,000
                                                            -----------         -----------         -----------      -----------

TOTAL ASSETS                                                $47,325,321         $(5,141,139)        $26,477,537      $25,988,923
                                                            ===========         ===========         ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable                                                $600,000                  $0                  $0         $600,000
  Accounts payable and accrued liabilities                    6,122,193                   0             968,764        5,153,429
  Current portion of capital lease obligations                   29,930                   0                   0           29,930
                                                            -----------         -----------         -----------      -----------

TOTAL CURRENT LIABILITIES                                     6,752,123                   0             968,764        5,783,359

Long-Term Liabilities:
  Capital lease obligations                                     131,442                   0                   0          131,442
  Deferred income taxes                                       1,039,000                   0                   0        1,039,000
  Accrued SERP liability                                        479,714                   0             479,714                0
                                                            -----------         -----------         -----------      -----------

TOTAL LIABILITIES                                             8,402,279                   0           1,448,478        6,953,801
                                                            -----------         -----------         -----------      -----------

Non-Owned Interests:                                         13,564,280  (B)(C  11,271,964                   0        2,292,316
                                                            -----------         -----------         -----------      -----------

Stockholders' Equity:
  Common stock                                                  118,672     (C)    (175,486)            118,672          175,486
  Class B stock                                                  29,623     (C)     (11,904)             29,623           11,904
  Additional paid-in capital                                  7,523,528     (C)  (4,000,424)          7,523,528        4,000,424
  Retained earnings                                          17,686,939  (C)(D) (13,414,902)         17,357,236       13,744,605
  Treasury stock                                                      0     (C)   1,189,613                   0       (1,189,613)
                                                            -----------         -----------         -----------      -----------

TOTAL STOCKHOLDERS' EQUITY                                   25,358,762         (16,413,103)         25,029,059       16,742,806
                                                            -----------         -----------         -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $47,325,321         $(5,141,139)        $26,477,537      $25,988,923
                                                            ===========         ===========         ===========      ===========

CERBCO, Inc.
CONSOLIDATING ELIMINATION ENTRIES
DECEMBER 31, 1996
(unaudited)


(A)
Investment income                                                         $1,417
  Interest expense                                                                                  $1,417
To eliminate interest expense paid by Insituform East
    to CERBCO in the three months ended September 30, 1997.

(B)
Non-owned interests in earnings of subsidiaries                          679,309
  Non-owned interests                                                                             $679,309
To record non-owned interests in earnings of subsidiaries for the three months ended September 30, 1997.

(C)
Common stock                                                            $175,486
Class B stock                                                             11,904
Additional paid-in capital                                             4,000,424
Retained earnings                                                     12,735,593
Excess of acquisition cost over value of net assets acquired           2,386,541
  Treasury stock                                                                                $1,189,613
  Non-owned interests                                                                           10,592,655
  Investment in subsidiary                                                                       7,527,680
To eliminate investments in consolidated subsidiaries.

(D)
Retained Earnings                                                       $679,309
    Current year  earnings  adjustments                                                           $679,309
To close out impact of current quarter's statement of earnings.